Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
CommunityOne Bancorp and Subsidiaries
Charlotte, North Carolina

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”) of our reports dated March 6, 2015, with respect to the consolidated financial statements of CommunityOne Bancorp and Subsidiaries (the “Company”) and the effectiveness of internal control over financial reporting, which reports are included in the Company’s 2014 Annual Report on Form 10-K.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina
February 16, 2016